Exhibit 99.1

QlikTech Announces Changes within Executive Leadership Team to More Closely Align R&D and Product Strategy

Anthony Deighton to Assume Role of Chief Technology Officer

Jonas Nachmanson Appointed as Chief Product Strategy Officer

Radnor, Pennsylvania – August 26, 2011 – Qlik Technologies Inc. (QlikTech) (NASDAQ: QLIK), a leader in Business Discovery — user-driven Business Intelligence, today announced changes to the executive leadership team to more closely align the organization’s R&D efforts with its overall product strategy and vision. Effective September 1, 2011, Anthony Deighton will assume the role of Chief Technology Officer and continue to serve as Senior Vice President, Products, reporting to CEO Lars Björk. Jonas Nachmanson, who most recently served as Chief Technology Officer, will assume the title of Chief Product Strategy Officer and will remain a key advisor to Mr. Deighton and the rest of executive leadership team.

“Jonas has been instrumental in the success of QlikTech, and in his new role will continue to provide thought leadership to the organization as we continue to drive the rapidly growing Business Discovery marketplace,” said Lars Björk.

As Chief Technology Officer and Senior Vice President, Products, Anthony will be responsible for continuing to guide product strategy and lead all aspects of the company’s R&D efforts. The new structure will more closely align R&D with product marketing and strategy to further improve the effectiveness of these teams, enhance the company’s ability to develop QlikView, and extend its user-driven business intelligence leadership position.

“Since joining the organization in 2005, Anthony has been a driving force in defining the product and technical vision of QlikView,” said Lars Björk. “I look forward to continuing to work with him in this new capacity as we continue our path of innovation.”

Prior to joining QlikTech, Anthony Deighton served as the General Manager of Siebel Systems’ Employee Relationship Management (ERM) business unit, among a variety of other product marketing roles at Siebel Systems from October 1999 to January 2005. Prior to joining Siebel, Mr. Deighton worked as a business analyst at A.T. Kearney in Chicago, Illinois. Mr. Deighton received a B.A. in Economics from Northwestern University and an M.B.A. with high distinction from Harvard Business School.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery — user-driven Business Intelligence (BI). QlikTech’s powerful, accessible Business Discovery solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving more approximately 21,000 customers in over 100 countries.

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